Exhibit 4(h)(ii)

                              CERTIFICATE OF TRUST
                                       OF
                              AEP CAPITAL TRUST II

     THIS CERTIFICATE OF TRUST OF AEP Capital Trust II (the "Trust") is being duly executed and filed by Wilmington Trust Company, a Delaware banking corporation, Jeffrey D. Cross and Stephan T. Haynes, each an individual, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.) (the Act).

1. NAME. The name of the business trust formed hereby is AEP Capital Trust II.

2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust in the State of Delaware are Wilmington Trust Company, Rodney Square North, 1100
N. Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration.

3. EFFECTIVE DATE. This Certificate of Trust shall be effective upon filing.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

                                       WILMINGTON TRUST COMPANY
                                       as Trustee


                                       By: /s/ W. Chris Sponenberg
                                           ----------------------------
                                           Name:  W. Chris Sponenberg
                                           Title: Vice President


                                           /s/ Jeffrey D. Cross
                                           ----------------------------
                                           as Trustee


                                           /s/ Stephan T. Haynes
                                           ----------------------------
                                           as Trustee